SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

Form 8-K

Current Report

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported:  June 6, 1995

SONAT INC.
(Exact name of registrant as specified in its charter)

Delaware                      1-7179                             63-0647939
(State of                  (Commission                          (IRS Employer
Incorporation)             File Number)                         Identification
                                                                    No.)

AmSouth-Sonat Tower
Birmingham, Alabama                                                35202
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:
205-325-3800

Item 5.           Other events.


On June 6,  1995,  Sonat  Inc.  (the  "Company")  entered  into an  Underwriting
Agreement, in the form attached hereto as Exhibit 1-(1), with the Underwriters named therein with respect to the issue and sale by the Company of $200,000,000 aggregate principal amount of its 6-7/8% Notes due June 1, 2005 (the "Notes"), registered under its Registration Statement on Form S-3 (No. 33-62166) (the "Registration Statement"). The Notes will be issued under the Indenture dated as of June 1, 1986, as supplemented by the First Supplemental Indenture, dated as of June 1, 1995, between the Company and Chemical Bank, as successor by merger to Manufacturers Hanover Trust Company, as Trustee, in the form incorporated by reference herein as Exhibit 4-(1) hereto.

On June 6, 1995, by resolution duly adopted at a meeting at which a quorum was present and acting throughout, the Board of Directors of the Company designated and appointed James A. Rubright, whose address is 1900 Fifth Avenue North, Birmingham, Alabama 35203, as the Company's agent for service in all matters relating to the Registration Statement and any amendments thereto.


Item 7.           Financial Statements, Pro Forma Financial
                  Information and Exhibits.

                  The Index to exhibits to this Report is incorporated by reference herein by reference.

                                       SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                                      SONAT INC.




                                                      By   Thomas W. Barker, Jr.
                                                          ---------------------
                                                           Thomas W. Barker, Jr.
                                                    Vice President - Finance and
                                                                       Treasurer

Dated:            June 12, 1995

                                       SONAT INC.
                               CURRENT REPORT ON FORM 8-K


                                   INDEX TO EXHIBITS



Exhibit
No.               Exhibit

1* Form of Underwriting Agreement, dated June 6, 1995, including Underwriting Agreement Standard Provisions, dated June 6, 1995, incorporated into the Underwriting Agreement by reference

4-(1)*            Indenture, dated as of June 1, 1986, as supplemented by
                  (1) Form of the First Supplemental Indenture dated as of June 1, 1995, between the Company and Chemical
                  Bank, as successor by merger to Manufacturers Hanover Trust Company, as Trustee, incorporated by reference herein from Exhibit 4(1) to Amendment No. 1 to Registration Statement No. 33-5947, dated June 4, 1986, except to (1)

4-(2)*            Form of Note

12 Computation of Ratio of Earnings Fixed Charges filed as Exhibit 12 to Form 10-Q of Sonat Inc. for the quarter ended March 31, 1995

*  Filed herewith